EXHIBIT 32

CERTIFICATION

Pursuant to 18 U.S.C. 1350 as adopted by
Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned, Shaun McAlmont, President and Chief Executive Officer of Lincoln Educational Services Corporation (the “Company”), and Cesar Ribeiro, Chief Financial Officer of the Company, has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31 2010 (the “Report”).

Each of the undersigned hereby certifies that, to his respective knowledge:

1.            The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.            The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 14, 2011

/s/ Shaun McAlmont
Shaun McAlmont
President and Chief Executive Officer

/s/ Cesar Ribeiro
Cesar Ribeiro
Chief Financial Officer